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                                                                    EXHIBIT 10.1

                                  AMENDMENT OF
                     SUPPLEMENTAL PENSION BENEFIT AGREEMENT

                  THIS AMENDING AGREEMENT made as of the ___ day of _____________, 2002 by and between ALLEN TELECOM INC., a Delaware Corporation, ("Allen") having its principal executive offices at Beachwood, Ohio, and PHILIP Wm. COLBURN, of Los Angeles, California ("Colburn").

RECITALS

                  A. Allen maintains a retirement plan for employees designated as the Allen Telecom Inc. Corporate Retirement Plan (the "Pension Plan"), which is intended to meet the requirements of a "qualified plan" under the Internal Revenue Code of 1986, as amended (the "Code"); and

                  B. Allen and Colburn have heretofore entered into a Supplemental Pension Benefit Agreement, dated as of December 6, 1983 as amended by certain provisions of the Employment Agreement between Allen and Colburn, dated as of June 28, 1988, and by an Amending Agreement, dated as of December 5, 1989, and as further amended and restated by an Amended and Restated Supplemental Pension Benefit Agreement, dated as of December 20, 1990, and as further amended and restated by an Amended and Restated Supplemental Pension Benefit Agreement dated as of February 27, 1992, and as further amended by an amendment thereto dated as of August 1st, 1997 (such Supplemental Pension Benefit Agreement, as amended hereinafter referred to as the "Pension Agreement"), which is intended to provide an aggregate level of pension benefits to Colburn which exceed the qualified benefits payable under the Pension Plan, whether or not such Pension Plan benefits are limited in amount by provisions of the Code affecting qualified plans only;

                  C. Colburn's employment by Allen terminated on December 31, 1991 and he elected early retirement under the Pension Plan and an optional form of payment under the Pension Plan; and

                  D. It is considered in the best interests of Allen and Colburn to clarify certain provisions of the Pension Agreement.


                  NOW, THEREFORE, in consideration of the premises and of Colburn's services and significant contributions to Allen, the parties hereto agree as follows:

I.

                  The second sentence of Paragraph 3 of the Pension Agreement is hereby amended in its entirety to read as follows:

         "For purposes of determining the lump sum present value of the Supplemental Pension Benefit, the actuarial and interest rate assumptions of the Company's Corporate
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Retirement Plan (or any successor plan hereto) used to determine lump sum actuarial equivalents thereunder in effect on the date of payment shall be used."

II.

                  Subsection (d) of Paragraph 3 of the Pension Agreement is hereby deleted and the following new paragraph is added to the end of Paragraph 3 of the Pension Agreement to read as follows:

         "(d) Colburn may elect to receive his remaining Supplemental Pension Benefit in a single cash lump sum payment. If Colburn so elects, the amount to be paid to him shall be equal to the actuarial present value of all remaining Supplemental Pension Benefit payments, reduced by ten percent (10%). The actuarial present value shall be calculated using the interest rate and other actuarial assumptions of the Company's Corporate Retirement Plan (or any successor plan hereto) used to determine lump sum actuarial equivalents thereunder in effect on the date of payment. The remaining ten percent (10%) of the actuarial present value of all remaining Supplemental Pension Benefit payments shall be forfeited."

Except as herein specifically amended the Pension Agreement is ratified and confirmed.

                  This Amending Agreement and the Pension Agreement as previously amended and restated shall be read, interpreted and construed as a single agreement.

IN WITNESS WHEREOF, Allen Telecom Inc. has caused this Amending Agreement to be signed by its proper officer and Colburn has hereunto set his hand this ___ day of ______________, 2002.

ATTEST                                               ALLEN TELECOM INC.


                                                     By:
Secretary                                            Title:


WITNESS:                                             PHILIP Wm. COLBURN